                                                                   Exhibit 10.30

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT ("Agreement") is entered into this 15th day of September, 2000 ("Effective Date"), by and among TeleCorp Realty, LLC, a Delaware limited liability company ("TeleCorp Realty, LLC"), TeleCorp Puerto Rico Realty, Inc., a Puerto Rico corporation ("TeleCorp PR"), and TeleCorp Communications, Inc., a Delaware corporation ("TCI") (TeleCorp Realty, TeleCorp PR and TCI, collectively "TeleCorp" and individually a "TeleCorp Party"), SBA Towers, Inc., a Florida corporation ("SBA") and SBA Telecommunications , Inc.

     WHEREAS, TeleCorp is a wireless communications company which provides PCS service;

     WHEREAS, TeleCorp leases the real property referred to in the Prime Leases (as such term is hereinafter defined) ("Site" or collectively "Sites") upon which TeleCorp has constructed certain improvements including, but not limited, to towers and related facilities and for which TeleCorp has entered into Collocation Agreements (as that term is hereinafter defined) which Prime Leases, improvements and Collocation Agreements are more particularly described in
Schedule I attached hereto;

     WHEREAS, TeleCorp desires to assign, sell and convey certain leases, towers and related facilities in connection with Two Hundred Thirteen (213) Sites to SBA and then lease space on the Sites from SBA;

     WHEREAS, to facilitate such sale and lease-back transaction, TeleCorp intends to assign, sell and convey such leases, towers and related facilities to a Delaware corporation to be formed and wholly owned by TeleCorp ("NewCo") and then sell and convey all of the issued and outstanding shares of capital stock of NewCo ("Shares") to SBA;

     WHEREAS, to facilitate such sale and lease-back transaction, SBA desires to purchase the Shares from TeleCorp; and

     WHEREAS, TeleCorp desires to lease space on the Sites from NewCo subsequent to the sale of the Shares of NewCo to SBA;

     NOW THEREFORE, TeleCorp and SBA do hereby agree as follows:

     1. Assets Purchased by NewCo from TeleCorp. At Closing, TeleCorp agrees to
        ---------------------------------------
grant, bargain, sell, convey and assign to NewCo, TeleCorp's entire right, title and interest in and to the following (collectively, the "Assets"):

        (a) those ground leases specified in Schedule I attached hereto and any addenda thereto ("Prime Leases") together with any and all easements for ingress, egress and utilities which are attendant to the Prime Leases;

        (b) those towers, tower foundations, utilities, fences, landscaping and other improvements owned by TeleCorp which are constructed upon or appurtenant to the real property described in the Prime Leases (collectively "Tower Facilities") (excluding (i) TeleCorp's antennas, cabling, RBS units, equipment grounding grids, and related appurtenances) and (ii) antennas and other equipment owned by tenants under Collocation Agreements (as defined in paragraph 1(c) below)) specified in Schedule I attached hereto;

        (c) those subleases, licenses and other agreements which grant others a right to use or occupy a portion of the real property described in the Prime Leases or grant a right to use or occupy space on the Tower Facilities owned by TeleCorp which are located on the real property described in the Prime Leases ("Collocation Agreements"). Said Collocation Agreements are specified in
Schedule I attached hereto;

        (d) all right, title and interest of TeleCorp, if any, in and to all (i) covenants, restrictions, agreements, development rights, air rights, density rights, drainage rights, riparian and/or littoral rights benefiting the Sites,
(ii) utility mains, service laterals, hydrants, valves and appurtenances servicing the Sites, (iii) utility deposits and reservation fees paid by or on behalf of TeleCorp with respect to the Sites, and (iv) oil, gas, minerals, soil, flowers, shrubs, crops, trees, timber, compacted soil, submerged lands and fill appurtenant to the Sites.

        (e) the following items for each Site (to the extent available and assignable):

            (i) the Federal Aviation Administration application, responses, approvals and registration numbers submitted or received by TeleCorp;

            (ii) the zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which have been gained or for which TeleCorp has made application;

            (iii) the construction, engineering, architectural or other plans or drawings and related site plans, plats and surveys pertaining to the construction of the Tower Facilities;

            (iv) the geotechnical report which has been commissioned by TeleCorp;

            (v) the title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Site;

            (vi) the environmental assessments, including Phase I reports, and any environmental reports involving contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to NEPA requirements and any other information which may have been produced regarding the environmental condition of the Sites or neighboring real property; and

            (vii) any development rights and other information written or otherwise regarding the due diligence investigation made by TeleCorp or its agents, independent contractors or employees regarding the Site.

The items described in paragraph 1(e) may hereinafter be collectively referred to as "Due Diligence Items" and shall be more particularly described in the Assignment of Prime Lease for each Site, a copy of the prototype Assignment of Prime Lease is attached hereto as Attachment A. The Prime Leases, Tower Facilities, Collocation Agreements and Due Diligence Items may hereinafter be collectively referred to in this Agreement as the "Assets."

     2. Stock Purchase. At Closing, subject to the terms and conditions of this
        --------------
Purchase Agreement, TeleCorp will sell and transfer all of the Shares to SBA and SBA will purchase all of the Shares from TeleCorp. SBA and SBA Telecommunications, Inc. covenant that within twelve (12) months of the Closing, SBA and SBA Telecommunications, Inc. shall merge NewCo with or transfer the assets of NewCo to SBA Properties, Inc. provided that at the date which is twelve (12) months after the Closing Date there is no pending litigation against NewCo with damage allegations in excess of in the aggregate sum of Five Hundred Thousand and No/100 Dollars ($500,000.00). SBA Properties, Inc. covenants that it shall consent to the merger of NewCo or, if applicable in the instance of an transfer of the assets of NewCo, shall assume and agree to perform all liabilities and obligations of NewCo.

     3. Purchase Price.
        --------------

        (a) The purchase price for the Shares shall be Sixty-Nine Million Seven Hundred Fifty-Seven Thousand Five Hundred and No/100 Dollars ($69,757,500.00), subject to all adjustments, credits and prorations provided for in this Agreement (the "Purchase Price"). SBA shall within ten (10) days after the date of this Agreement place ten percent (10%) of the Purchase Price in escrow (the "Deposit"). The Deposit shall thereafter be subject to and governed by the terms of the Escrow Agreement which is attached hereto and incorporated by reference herein as Attachment B. The Deposit shall be paid to TeleCorp by the escrow agent at Closing. The failure of SBA to place the Deposit in escrow pursuant to the Escrow Agreement with ten (10) days after the date of this Agreement shall give TeleCorp the right, but not the obligation to declare SBA in breach of this Agreement, in which case TeleCorp shall be entitled to such remedies against SBA for breach of contract which may be available to TeleCorp at law or in equity, including but not limited to, an action for damages and specific performance and the right to terminate this Agreement. The remainder of the Purchase Price shall be paid to TeleCorp by SBA at closing by wire transfer of immediately available funds to an account or accounts identified by TeleCorp at or prior to Closing. The parties acknowledge and agree that the number of Sites which may be transferred pursuant to this Agreement cannot exceed Two Hundred Thirteen (213) due to limitations placed upon TeleCorp under the terms of existing credit agreement with Chase Manhattan Bank and certain other lenders and parties thereto (the "Credit Agreement"). In the event that the Credit Agreement is amended to permit more Sites to be transferred, the parties will amend this Agreement to increase the number of Sites up to and including Two Hundred Seventy-Five (275) completed Sites and the aggregate purchase price to Ninety Million Sixty Two Thousand Five Hundred and No/100 Dollars ($90,062,500.00). The additional Sites which will become subject to this Agreement in the event that the Credit Agreement is amended to permit more Sites to be transferred are or shall be set forth on Schedule IA attached hereto. In the event that Schedule IA does not include sixty two (62) additional sites and the Credit Agreement is amended to permit the sale of these additional sites, TeleCorp shall supplement
Schedule IA after the Effective Date to bring the total number of sites on
Schedule IA to sixty two (62) provided that SBA shall have ninety (90) days from the date that any Site is added to Schedule IA to complete its due diligence under Section 7(a) for that Site. The Purchase Price may also be subject to reduction in accordance with Section 7(f) of this Agreement for any Excluded Sites.

        (b) (i) All taxes, real estate assessments, utility charges, rents payable under the Prime Leases and similar expenses will be prorated as of 12:01 A.M. on the Closing Date on the basis of a 365-day year; provided, however, that
                                                         --------  -------
TeleCorp shall pay through the month following the Closing Date, rent under the Prime Leases and shall be entitled to reimbursement from SBA for the prorated amount thereof as of the Closing Date. Rents and other fees accruing under Collocation Agreements on the Sites that are not more than thirty (30) days delinquent will be prorated as of 12:01 a.m. on the Closing Date on the basis of a 30-day month. If TeleCorp receives any rents or other receipts subsequent to the Closing Date which relate to any period of time subsequent to the Closing Date, TeleCorp will immediately pay to SBA that portion of the rents attributable to the period of time subsequent to the Closing Date. If SBA receives (whether from a tenant or from TeleCorp) any rents or other receipts subsequent to the Closing Date which relate to any period of time prior to thirty (30) days prior to the Closing Date, SBA will immediately pay to TeleCorp the portion of the rents attributable to the period of time prior to thirty (30) days prior to the Closing Date. Any rents or other receipts received subsequent to the Closing Date shall be applied first to current sums due and, thereafter, to delinquencies in inverse order of maturity. All utility deposits and reservation fees paid by or on behalf of TeleCorp in connection with the Sites will be assigned and transferred to NewCo.

            (ii) If, on the Closing Date, the current real property tax bill with respect to the Sites is not available, the amount of real property taxes will be apportioned based on the prior year's tax. Any apportionment of taxes based upon any figures other than a final current year tax bill will, at the request of either TeleCorp or SBA, be subsequently reapportioned based upon receipt of the final tax bill for the current year.

            (iii) If any of the prorations cannot be calculated accurately on the Closing Date, then the same will be calculated within sixty (60) days after the Closing Date and either party owing the other party a sum of money based on such subsequent prorations will promptly pay the sum to the other party. The terms of this Section 3 will survive the Closing.

            (iv) The parties acknowledge and agree that the transfer anticipated by this transaction will be taxable under section 1060 of the Internal Revenue Code. The parties agree that they will each file the appropriate forms with the IRS in reporting this transaction. SBA covenants that it will prepare said filings and cause NewCo to prepare such filings consistently with allocations made by TeleCorp.

     4. Closing.
        -------

        (a) Time and Place. Subject to those provisions of Section 12 permitting
            --------------
the termination of this Agreement prior to Closing, the closing ("Closing") of the sale and purchase of the Shares shall take place on the 1st day of March, 2001 ("Closing Date") at TeleCorp's offices in Arlington, Virginia, or at such other time or at such other place as the parties may agree in writing. If the Closing has not occurred on or prior to the 1st day of May, 2001, then either TeleCorp or SBA may elect to terminate this Agreement. In the event that SBA rejects less than twelve (12) of the Sites on Schedule I or, in the event that the Credit Agreement is amended to permit Two Hundred Seventy-Five (275) Sites to be subject to this Agreement and in such event SBA rejects less than fifteen
(15) of the Sites set forth on Schedules I and IA, those Sites not rejected by SBA shall be transferred to NewCo in accordance with the terms of this Agreement and NewCo shall be acquired by SBA on the date which is ten (10) days following the expiration of the Due Diligence Period or at such other date as the parties may mutually agree but in no event later than the date which is thirty (30) days after the expiration of the Due Diligence Period and the Purchase Price for the Sites being transferred at the initial Closing shall be reduced by an amount equal to the number of Sites which are not subject to the Closing multiplied by Three Hundred Twenty Seven Thousand Five Hundred and No/100 Dollars ($327,500.00). Notwithstanding the First Closing, SBA shall remain obligated to attempt to cure Defects associated with those Sites rejected by SBA in accordance with the terms of this Agreement. Upon the completion of any Curative Action on the remaining Sites which have been rejected by SBA, those Sites shall be transferred to NewCo and NewCo shall be obligated to purchase each Site on the Closing Date utilizing the same form of Documents for the transfer to NewCo. SBA shall pay, as the purchase price for the Sites being transferred at such subsequent closing, an amount equal to the number of

Sites which are subject to the closing multiplied by Three Hundred Twenty Seven Thousand Five Hundred and No/100 Dollars ($327,500.00).

     (b) Obligations of TeleCorp at the Closing. At the Closing, TeleCorp shall
         --------------------------------------
deliver to SBA the following:

         (i) one or more assignments of leases conveying all of the Prime Leases to NewCo in substantially the same form as set forth in Attachment A. To the extent that an affiliate of TeleCorp has entered into a guaranty, surety or other agreement in which the affiliate has committed to secure the payment of rent or the performance of TeleCorp's obligations under the Prime Lease ("TeleCorp Guarantor") , SBA shall use commercially reasonable efforts to obtain a release of the TeleCorp Guarantor which efforts shall include but necessarily be limited to the offer of a guaranty, surety or other agreement by SBA and/or an entity owned or controlled by SBA other than SBA Communications Corporation ("SBA Guaranty") to secure the performance of NewCo under the Prime Lease and the disclosure to the lessor under the Prime Lease of the financials of SBA and/or the other entities which SBA proposes to act in the capacity of a guarantor, provided, however, that the inability of SBA or NewCo to obtain a release of the TeleCorp Guarantor after the use of commercially reasonable efforts shall not allow TeleCorp to terminate this Agreement as it relates to the Site or Sites for which SBA has been unable to obtain releases of the TeleCorp Guarantors. It is understood and agreed by SBA and TeleCorp that NewCo is a special purpose entity whose obligations cannot be the subject of an SBA Guaranty and, as a result, another company ("NewCo II") shall be established into which those leases for which an SBA Guaranty has or shall be given shall be transferred. In the event that NewCo II is established for this purpose, SBA shall be obligated to acquire the stock of NewCo II and the parties shall be subject to those obligations, duties and liabilities imposed by this Agreement with regard to NewCo II and the Sites transferred to NewCo II as are imposed by this Agreement for Sites transferred to NewCo;

         (ii) one or more bills of sale from TeleCorp or its Vendors conveying all of the Tower Facilities and Assets to NewCo, in substantially the same form as set forth in Attachment C;

         (iii) one or more assignments of leases conveying all of the Collocation Agreements to NewCo in substantially the same form as set forth in Attachment D;

         (iv) a certificate by an executive officer of TeleCorp, confirming the matters set forth in Section 10;

         (v) a certificate of the secretary of TeleCorp attesting to (A) the organizational documents of TeleCorp and the organizational documents of NewCo,
(B) the resolutions adopted by the board of directors (or similar body) of TeleCorp duly authorizing the execution, delivery and performance of this Agreement by TeleCorp and the execution and delivery by TeleCorp and NewCo, as applicable, of all instruments and documents contemplated hereby, and (C) the signatures of the officers or authorized representatives of TeleCorp who have been authorized on behalf of TeleCorp to execute and deliver this Agreement and any other agreement executed or to be executed in connection herewith;

         (vi) a good standing certificate of TeleCorp from the Secretary of State of Delaware;

         (vii) a good standing certificate of NewCo in Delaware;

         (viii) originals of all Due Diligence Items in TeleCorp's or NewCo's (or their agents or affiliates) possession relating to the use, operation, and management of the Assets (including all original files), including the Prime Leases and Collocation Agreements; provided, however, that SBA shall copy all
                                   --------  -------
original documents provided by TeleCorp and NewCo and return a copy of such documents to TeleCorp promptly after Closing and upon request from TeleCorp from time to time, but in no event later than thirty (30) days after the Closing Date;

         (ix) an opinion of counsel (subject to qualifications and limitations customary for transactions of the type contemplated by this Agreement) under Massachusetts law to TeleCorp and NewCo addressed to SBA and in a form and substance reasonably satisfactory to SBA (a) that TeleCorp and NewCo are duly organized, validly existing and in good standing in the states of their organization, that TeleCorp is duly qualified to transact business in all applicable jurisdictions and that TeleCorp and NewCo have the corporate power and authority to own their properties, transact their respective business and enter into this Agreement and the documents contemplated hereby, (b) that this Agreement and the Master Build-to-Suit Agreement and the Master Site Agreement attached hereto as Attachments E and F have been duly authorized, executed and delivered by TeleCorp and NewCo, are valid, binding and enforceable in accordance with their respective terms, and do not violate the articles of incorporation or by-laws of TeleCorp or NewCo or to the knowledge of such counsel, assuming the receipt of the approvals referenced in Schedule II, any agreement known to such counsel to which TeleCorp or NewCo is a party or by which the Assets are bound, result in the creation of a lien or other encumbrance upon any of the Assets, violate a judgment or decree of any governmental authority, provided that no such opinions shall be given with respect to the Prime Leases or the Collocation Agreements, (c) that there are no judicial actions or proceedings pending or threatened against TeleCorp or NewCo which are known to such counsel that challenge the validity of this Agreement or the transactions or documents contemplated hereby, and (d) that the Shares have been duly and validly issued, fully paid and are non-assessable.

         (x) such certificates of officers and other documents as reasonably may be requested by SBA prior to the Closing to consummate this Agreement and the transactions contemplated hereby;

         (xi) an affidavit to SBA's title insurer, in form and substance reasonably acceptable to SBA, which will be sufficient to have the standard printed exceptions deleted from the title insurance policies to be obtained by SBA for NewCo and to obtain a non-imputation endorsement with respect to such policies;

         (xii) affidavits that the TeleCorp Parties are not "foreign persons" under Section 1445(f)(3) of the Code; and

         (xiii) all keys and other securities devices to the Site Facilities.

     (c) Obligations of SBA at the Closing. At the Closing, SBA shall execute,
         ---------------------------------
or cause to be executed, and shall deliver to TeleCorp such certificates of officers and other documents as reasonably may be requested by TeleCorp prior to the Closing to consummate this Agreement and the transactions contemplated hereby. At the Closing, SBA shall deliver to TeleCorp the following:

         (i) a certificate by an executive officer of SBA, confirming the matters set forth in Section 11;

         (ii) a certificate of the secretary of SBA attesting to (i) the organizational documents of SBA, (ii) the resolutions adopted by the board of directors of SBA duly authorizing the execution, delivery and performance of this Agreement by SBA and the execution and delivery by SBA of all instruments and documents contemplated hereby, and (iii) the signatures of the officers or authorized representatives of SBA who have been authorized on behalf of SBA to execute and deliver this Agreement and any other agreement executed or to be executed in connection herewith;

         (iii) a certificate of authority showing that SBA is qualified to conduct business in the State of Florida;

         (iv) such certificates of officers and other documents as reasonably may be requested by TeleCorp prior to the Closing to consummate this Agreement and the transactions contemplated hereby; and

         (v) an opinion of counsel (subject to qualifications and limitations customary for transactions of the type contemplated by this Agreement) under Florida law to SBA addressed to TeleCorp and in a form and substance reasonably satisfactory to TeleCorp (a) that SBA is duly organized, validly existing and in good standing in the state of its organization, is duly qualified to transact business in all applicable jurisdictions and has the power and authority to own the properties to be transferred to NewCo, transact business and enter into this Agreement and the documents contemplated hereby, (b) that this Agreement and the Master Build-to-Suit Agreement, and the Master Site Agreement attached hereto as Attachments E and F have been duly authorized, executed and delivered by SBA, are valid, binding and enforceable in accordance with their respective terms, and do not violate the articles of incorporation or by-laws of SBA or any agreement known to such counsel to which SBA is a party or by which the assets will be bound, result in the creation of a lien or other encumbrance upon any of the Assets, or violate a judgment or decree of any governmental authority, provided that no such opinions shall be given with respect to the Prime Leases or Collocation Agreements, and (c) that there are no judicial actions or proceedings pending or threatened against SBA which are known to such counsel that challenge the validity of this Agreement or the transactions or documents contemplated hereby (provided, however, such counsel shall be permitted to assume that the law of Virginia is the same as the law of Florida).; and

         (vi)   the Purchase Price.

     (d) TeleCorp's Conditions Precedent to Closing. It shall be a condition
         ------------------------------------------
precedent to TeleCorp's obligation to consummate the transactions contemplated by this Agreement that the following conditions shall be satisfied (or waived in writing by TeleCorp in its sole and absolute discretion) on or prior to the Closing Date:

         (i) any applicable waiting period under the HSR Act shall have expired or been terminated;

         (ii) all representations and warranties of SBA are true without giving effect to any qualification on SBA's knowledge to any such representation and warranty made in this Agreement shall have been as of the Effective Date of this Agreement, and shall be on and as of the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date, true and correct in all material respects;

         (iii) all of the terms, covenants and conditions of this Agreement to be complied with and performed by SBA on or prior to the Closing Date shall have been complied with and performed in all material respects;

         (iv) no action shall have been instituted or threatened by any person, entity or governmental authority, involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby or the enjoyment of the benefits thereof;

         (v) SBA shall have delivered or caused to be delivered to TeleCorp at Closing those items specified in Section 4(c) and all other items required to be delivered by SBA pursuant to this Agreement;

         (vi) neither the consummation nor the performance of the transactions contemplated hereby will (with or without notice or passage of time), directly or indirectly, materially contravene, or conflict, or result in a material violation of, or cause TeleCorp or any person or entity affiliated with TeleCorp to suffer any material adverse consequences under any existing, published, introduced or otherwise proposed, legal requirement or order;

         (vii) SBA shall, at the Closing, pay or cause to be paid the Purchase Price;

         (viii) TeleCorp shall have obtained the all of the third party approvals set forth on Schedule II;

         (ix) SBA shall have executed and delivered to TeleCorp (A) a Master Build-to-Suit Agreement in the form attached hereto as Attachment E which provides that SBA is to develop and construct not fewer than two hundred (200) communications towers and tower sites for TeleCorp, and (B) a Master Site Agreement in the form attached hereto as Attachment F together with SLAs, as that term is defined in the MSA, for each Site which is conveyed to SBA at Closing.;

         (x) If the transactions contemplated by this Agreement are consummated, SBA shall on the Closing Date or thereafter as directed by TeleCorp reimburse TeleCorp for (A) the cost of all deed or other transfer taxes resulting directly from the transfer of the Assets to NewCo (including all documentary stamp taxes) and any sales and other transfer taxes resulting from any of the transactions contemplated by this Agreement, and (B) all recording costs of the deeds and the Assignment of Prime Leases (other than recording costs associated with releases and other documents required to clear title or to comply with TeleCorp's obligations hereunder, which costs will be paid by TeleCorp) upon receipt of invoices for the same;

         (xi)   TeleCorp waiving its rights to avoid this Agreement pursuant to section 7(g) if SBA rejects more than twelve (12) Sites or, in the event that the Credit Agreement is amended to permit Two Hundred Seventy-Five (275) Sites to be subject to this Agreement and in such event SBA rejects less than fifteen
(15) of the Sites set forth on Schedules I and IA, pursuant to section 7(b) of this Agreement; and

         (xii) TeleCorp obtaining written instruments in a form and content reasonably acceptable to TeleCorp from not less than fifty (50) percent of the ground lessor's for those Sites which are subject to this Agreement which instruments grant TeleCorp the right to cure any default by NewCo under the terms of the Prime Lease.

     (e) SBA's Conditions Precedent to Closing. It shall be a condition
         -------------------------------------
precedent to SBA's obligation to consummate the transactions contemplated by this Agreement that the following conditions shall be satisfied (or waived in writing by SBA in its sole and absolute discretion) on or prior to the Closing
Date:

         (i) Any applicable waiting period under the HSR Act shall have expired or been terminated;

         (ii) All representations and warranties of TeleCorp are true without giving effect to any qualification on TeleCorp's knowledge to any such representation and warranty made in this Agreement shall have been as of the Effective Date of this Agreement, and shall be on and as of the Closing Date with the same force and effect as if such representations and warranties were made on and as of the Closing Date, true and correct in all material respects;

         (iii) All of the terms, covenants and conditions of this Agreement to be complied with and performed by TeleCorp and/or NewCo on or prior to the Closing Date shall have been complied with and performed in all material respects;

         (iv) No actions shall have been instituted or threatened by any person, entity or governmental authority involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby or the enjoyment of the benefits hereof;

         (v) TeleCorp shall have delivered or caused to be delivered to NewCo and SBA at Closing those items specified in Section 4(b) and all other items required to be delivered by TeleCorp pursuant to this Agreement;

         (vi) Neither the consummation nor the performance of the transactions contemplated hereby will (with or without notice or passage of time), directly or indirectly, materially contravene, or conflict, or result in a material violation of, or cause SBA or any person or entity affiliated with SBA, to suffer any material adverse consequences under any existing, published, introduced, or otherwise proposed, legal requirement or order.

         (vii) No claim shall have been asserted or threatened by any person or entity asserting that such person or entity is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity or ownership interests in, NewCo or the Assets or is entitled to all or any portion of the consideration payable for the Shares;

         (viii) TeleCorp shall have good title to the Shares free and clear of all liens and encumbrances;

         (ix) TeleCorp shall have executed and delivered to SBA (A) a Master Build-to-Suit Agreement in the form attached hereto as Attachment E which provides that SBA is to develop and construct not fewer than two hundred (200) communications towers and tower sites for TeleCorp and (B) a Master Site Agreement in the form attached hereto as Attachment F together with SLAs, as that term is defined in the MSA, for each Site which is conveyed to SBA at Closing.; and

         (x) NewCo shall have good and marketable title to the Assets, free and clear of all liens and encumbrances;

         (xi) NewCo and SBA shall have obtained all third party approvals and/or non-disturbance agreements from all governmental and regulatory agencies, mortgagees, secured parties or other third parties deemed necessary by SBA in order to consummate the transactions contemplated by this Agreement and in order for SBA to obtain title insurance for NewCo's contemplated interest in the Sites other than (A) approvals or estoppels from the landlords under the Prime Leases or (B) approvals or non-disturbance agreements from mortgagees and secured parties having liens or security interests upon the fee simple interest in the real property leased under any of the Prime Leases; provided, however, that not obtaining such approvals or non-disturbance agreements shall not affect or otherwise limit SBA's rights under Section 7(b)(ix) of this Agreement.

     5. TeleCorp's and NewCo's Operation of Business Prior to Closing. Between
        -------------------------------------------------------------
the Effective Date of this Agreement and the Closing Date, TeleCorp will, and to the extent applicable will cause NewCo to:

        (a) continue to operate the Assets in the usual and ordinary course (i.e., actions taken in the ordinary course of the normal day to day operations of TeleCorp consistent with the past practices of TeleCorp, not required to be authorized by the board of directors of any TeleCorp Party (or by any person or group of persons exercising similar authority) and similar in nature and magnitude to actions customarily taken by TeleCorp) and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders;

         (b) at Closing assign and transfer all of the Assets from TeleCorp to NewCo pursuant to documents and instruments acceptable to SBA;

         (c) except as set forth in clause (b) above, not assign, sell, or otherwise transfer or dispose of, or grant a lien upon or security interest in, or otherwise encumber, any of the Assets or Shares. Notwithstanding the foregoing, any Sites which are rejected by SBA and constitute Excluded Sites shall no longer be subject to this section 5(c).

         (d) maintain all of the Assets in their present condition, reasonable wear and tear, casualty and ordinary usage excepted;

         (e) maintain all governmental permits and approvals affecting the Assets or the operation of the Assets;

         (f) maintain existing relations and goodwill with ground lessors, tenants, suppliers, customers, creditors, agents and all other having business relationship with TeleCorp to the extent those relationships arise out of or are related to the Assets;

         (g) cause the Prime Leases, Collocation Agreements and any other agreement, contract, obligation, promise or undertaking (whether written or oral and whether expressed or implied) to which the TeleCorp Entities are parties or by which the Assets are bound (collectively, "Other Contracts") to have been paid and performed in all material respects by the TeleCorp Entities to the extent required to be performed as of the Closing Date;

         (h) not enter into any Prime Lease, Collocation Agreement or Other Contract related to the Sites identified on Schedule I attached hereto other than those identified on Schedule I attached hereto or disclosed in the closing binders for the Sites provided to SBA by TeleCorp ("Closing Binders"), or modifications of these agreements without the prior consent of SBA which consent shall not be unreasonably withheld or delayed and Collocation Agreements satisfactory to SBA in its reasonable discretion. Notwithstanding the foregoing, any Sites which are rejected by SBA and constitute Excluded Sites shall no longer be subject to this section 5(h);

         (i) not renew, modify or terminate the Prime Leases, Collocation Agreements and Other Contracts set forth on Schedule I attached hereto without the consent of SBA, not to be unreasonably withheld;

         (j) permit SBA to, without any obligation to do so, contact any governmental authority about any permits or legal requirements concerning TeleCorp, NewCo or the Sites and contact any party to any of the Prime Leases, Collocation Agreements or Other Contracts related to the Sites, Prime Leases or Collocation Agreements or other Person about TeleCorp or the Prime Leases or the Collocation Agreements or any other aspects of the Property. TeleCorp covenants that it shall within fifteen (15) days after the Effective Date for each Site which is listed on Schedule I and shall within fifteen (15) days after the date that any Site listed on Schedule IA becomes subject to subject to this Agreement send correspondence to each Prime Lessor in a form (w) which is mutually agreeable to TeleCorp and SBA, (x) which requests that the Prime Lessor consent to the proposed assignment of the Prime Lease to NewCo and the subsequent acquisition of the stock in NewCo by SBA, (y) which includes certain estoppel information and (z) which includes a covenant allowing TeleCorp the right to cure any default by SBA under the terms of the Prime Leases ("Prime Lease Consents"). In the event that TeleCorp fails to send the Prime Lease Consents on or before the date which is fifteen (15) days after the Effective Date, the Due Diligence Period shall be extended for each Site for which the Prime Lease Consents have not been sent by one (1) day for each day after said fifteen (15) day period until the Prime Lease Consents are sent. SBA may contact Prime Lessors, tenants under Collocation Agreements and parties to the Other Contracts related to the Site but shall only contact the Prime Lessors after TeleCorp has sent the Prime Lease Consents and in the instance of the Collocation Agreements and Other Contracts TeleCorp, shall only contact these entities after TeleCorp has disclosed the existence of this transaction to these entities.

         (k) cause all officers and directors of NewCo to resign from all such positions with NewCo as of the Closing Date and release NewCo from any claims they may have against NewCo; provided, that NewCo provides a full release of any claims it may have against all such officers which release shall contain a covenant of NewCo to continue its indemnification under NewCo' articles of incorporation and by-laws as in effect on the date immediately preceding the Closing Date;

         (l) execute and file the Certificate of Incorporation attached hereto and incorporated in this Agreement as Attachment H with the Secretary of State of the State of Delaware and adopt those Bylaws attached hereto and incorporated in this Agreement as Attachment I;

         (m) not allow NewCo to conduct any business outside those activities described in the Articles of Incorporation attached hereto as Attachment H;

         (n) maintain insurance coverage with respect to the Assets at presently existing levels so long as such insurance is available at commercially reasonable rates;

         (o) not allow NewCo to make a capital expenditure;

         (p) not allow NewCo to incur any indebtedness;

         (q) except as required by law or regulation, not provide any confidential or proprietary information with respect to NewCo's business to any person other than SBA or its Affiliates;

         (r) not take any action which could be reasonably expected to prevent or materially delay the consummation of the transactions contemplated in this Agreement;

         (s) not allow NewCo to make any distributions of cash;

         (t) not allow NewCo to guarantee any indebtedness or make any loans of any nature whatsoever (provided, however, that NewCo shall be permitted to assume the obligations of the TeleCorp Entities under the Prime Leases and Collocation Agreements);

         (u) send copies of all mail and/or other correspondence addressed to NewCo or relating to the Assets to SBA; and

         (v) not take any action or fail to take any action that would constitute a default in any material respect under the Prime Leases, Collocation Agreements or Other Contracts.

     6. Access to Site and Information. At reasonable times prior to the Closing
        ------------------------------
Date, TeleCorp will provide SBA and its representatives with reasonable access during business hours to the Assets; provided, however, that SBA shall provide
                                     --------  -------
TeleCorp twenty-four (24) hours notice prior to entry and in no event shall SBA, its representatives, agents, contractors, architects, engineers or invitees interfere with or impede TeleCorp's activities on any Site. SBA will repair any damage to any Site caused by SBA. SBA will indemnify and hold TeleCorp harmless from any claims suffered or incurred by TeleCorp as a result of SBA's, its representatives, agents, contractors, architects, engineers and invitees entry upon any Site prior to the Closing.

     7. Due Diligence and Adjustments to Schedule "I".
        ---------------------------------------------

        (a) Due Diligence. SBA shall, commencing of the Effective Date of this
            -------------
Agreement and concluding on or before the date which is ninety (90) days after the Effective Date, complete its review of the Due Diligence Items and any other due diligence investigation of NewCo and the Assets which it deems necessary (the "Due Diligence Period"). In the event that the Credit Agreement is amended to permit Two Hundred Seventy-Five (275) Sites to be subject to this Agreement, the Due Diligence period for the Sites on Schedule IA shall begin on the date that notice of the Amendment to the Credit Agreement is received by SBA and shall extend for a period of ninety (90) days thereafter, provided, however, that the inclusion of these additional sites shall not affect the commencement or expiration of the Due Diligence Period for those Sites on Schedule I. TeleCorp warrants and represents that the copies of the Due Diligence Items provided to SBA are and will be true and correct copies of the Due Diligence Items which were prepared by TeleCorp or on TeleCorp's behalf relating to NewCo and the Assets. SBA acknowledges that some of the Due Diligence Items were obtained by TeleCorp before or at the time the Assets were constructed and that changes to the Assets which may have occurred subsequent to the preparation of the Due

Diligence Items will not be reflected therein. TeleCorp does not warrant the accuracy or completeness of any Due Diligence Items which were prepared on its behalf by third party vendors.

     (b) Rejection of Sites. If SBA discovers a Defect associated with any
         ------------------
Asset, SBA shall be entitled, on or before the date which is ninety (90) days after the Effective Date to reject the Site and all Assets to which such Asset is related, subject, however, to TeleCorp's right under Section 7(c) and 7(d) below. For the purposes hereof, the term "Defect" shall mean and refer to one of the following defects in any Asset:

         (i)    Investigation of Title. Any lien or encumbrance upon or any
                ----------------------
matter which as to such lien, encumbrance or other matter does or could materially prohibit, restrict, impair or adversely affect SBA's or NewCo's intended use of the Site as a multi-user telecommunications facility (the "Intended Use"), including, without limitation, any such lien or encumbrance upon an Asset, any such lien or encumbrance upon the real property leased under any Prime Lease securing liabilities in excess of $100,000 as to which non-disturbance has not been afforded to the tenant under the Prime Lease pursuant to a non-disturbance agreement reasonably satisfactory to SBA, the failure of NewCo to have title to any Asset, the failure of any ground lessor under any of the Prime Leases to have title to the real property which is the subject of such Prime Lease, any material defect in the legal description of any property subject to a Prime Lease, any matter affecting title to the real property which is the subject of any Prime Lease which does or could prohibit, restrict, impair or adversely affect in any manner the use and operation of the Sites or Assets for the Intended Use; and

         (ii)   Surveys. Any matter revealed by a survey of any Site which does
                -------
or could prevent, restrict, impair or adversely affect in any material respect any Site or Asset from being used by SBA or NewCo for the Intended Use, including, without limitation, any discrepancy between the legal description for the applicable parcel of real property shown on the applicable survey and that set forth in the title evidence for the applicable Site, any of the Assets for the applicable Site shown to be outside of the boundaries of the applicable parcel of real property, any encroachments of improvements from adjoining parcels of real property, evidence of rights of claims of parties in possession other than the ground lessors under the Prime Leases or the tenants under the Collocation Agreements, evidence of overlaps or boundary line disputes or evidence of easements not of public record interfering with the Intended Use of the Assets; and

         (iii)  Environmental Assessments. Any Phase I environmental assessment
                -------------------------
which indicates any Site having in the past been used, or presently being used, for the handling, storage, transportation, or disposal of hazardous or toxic substances, materials, pollutants or waste (or similar items under applicable environmental laws, rules or regulations) or any of the foregoing having been released upon such Site (provided, however, that no soil samples, borings or
                         --------  -------
other invasive environmental testing may be performed prior to the Closing Date without the prior written consent of TeleCorp but the failure to grant such consent in the event SBA shall have obtained a Phase I environmental assessment which recommends such testing shall constitute a Defect for the purposes hereof);

         (iv)   Zoning and Other Compliance. The use and operation of any Site
                ---------------------------
or applicable Assets for the Intended Use not complying with any applicable law, ordinance, order, rule or regulation of any federal, state, county, town or other entity exercising executive, legislative, judicial, regulatory or administrative functions (in each instance a "Governmental Authority") including all building, zoning, land use, subdivision, setback, platting, FAA or FCC matters or any easements, restrictive covenants or similar matters of record which pertain to the Site or Asset, or any permit, license, authorization, certificate of occupancy, certificate of completion, variance or similar approval of any Governmental Authority (in each instance, a "Permit") failing to have been validly issued and in full force and effect and fully paid for.

         (v)    Defects. The existence of any material physical, structural or
                -------
mechanical defects in any of the Assets or the failure of any of the communications towers included in the Assets to have been constructed to its intended capacity as contemplated by the building plans contained in the Due Diligence Items made available to SBA.

         (vi)   Utilities. The failure of any electric, telephone, drainage
                ---------
facilities or other utilities required for the use and operation of the Site or Assets to be installed up to the boundaries of the Site within valid, written, recorded easements or the failure of such utilities to be in good working order, meet all current legal requirements or to be of adequate size and capacity to service the Site and Assets.

         (vii)  Access. The failure of any Site to have adequate, direct,
                ------
indefeasible legal and practical pedestrian and vehicular access to public roads.

         (viii) Condemnation. Any Site (or a portion thereof) as to which there
                ------------
are present or pending legal or administrative proceedings relating to condemnation or other taking by any Governmental Authority would adversely affect SBA's and NewCo's Intended Use.

         (ix)   Prime Leases. Either TeleCorp (prior to the Closing Date) or
                ------------
NewCo (on the Closing Date) failing to hold a valid leasehold interest under the applicable Prime Lease, the applicable Prime Lease failing to be in full force and effect, the Prime Lease having been modified or amended except as set forth on Schedule I attached hereto or as disclosed in the Closing Binders for the Sites, any person or entity other than TeleCorp (prior to the Closing Date) or NewCo (on the Closing Date) or sublessees, sublicensees or licensees under the Collocation Agreements to be in possession of the premises under the applicable Prime Lease, TeleCorp not having paid the rent set forth in each of the Prime Leases on a current basis through the Closing Date, NewCo being obligated to pay any rent or other charges to any of the lessors under the Prime Leases other than as set forth in documents identified on Schedule I or as disclosed in the Closing Binders for the Sites, any default under any of the Prime Leases or event which, with the giving of notice or the passage of time or both, would constitute such a default, the applicable Prime Lease failing to have at least fifteen (15) years remaining in the term thereof (including any renewal terms which the tenant thereunder is entitled to exercise without limitation), the applicable Prime Lease containing any "payment in kind" arrangements or the inability of TeleCorp and SBA to obtain a properly executed Prime Lease Consent from each Prime Lessor in substantially the same form as have been approved by Telecorp and SBA.

         (x)    Collocation Agreements. The failure of TeleCorp (prior to the
                ----------------------
Closing Date) or NewCo (after the Closing Date) to have a valid landlord's or licensor's interest under the applicable Collocation Agreement, the applicable Collocation Agreement failing to be in full force and effect, the applicable Collocation Agreement having been modified or amended except as set forth on
Schedule I or as disclosed in the Closing Binders for the Sites, any tenant under a Collocation Agreement being entitled to any rental concession or abatements in rent except as set forth in the Collocation Agreement set forth on
Schedule I or as disclosed in the Closing Binders for the Sites, any material default under the applicable Collocation Agreements or event which, with the giving of notice or the passage of time or both, would constitute such a default, any tenant under the applicable Collocation Agreements asserting any claims, offsets or defenses of any nature whatsoever to the performance of its obligation under its Collocation

Agreement or event which, with the giving of notice or the passage of time or both, would constitute the basis of such claim, offset or defense or there being any leases, subleases, licenses or other occupancy agreements (written or oral) other than the Collocation Agreements set forth on Schedule I which grant any possessory interest in or to the applicable Site or Assets.

         (xi)   Taxes. There being any real or personal property taxes for the
                -----
Sites or Assets unpaid for any tax year prior to the current tax year.

         (xii)  Accuracy of Representations. The failure of any representation
                ---------------------------
or warranty of TeleCorp made in this Agreement to have been true and correct in all material respects with respect to the applicable Site and Assets as of the Effective Date and the Closing Date.

     In no event shall SBA disclose to any governmental agency the existence of any actual or alleged failure of any Site to comply with any governmental requirements unless such disclosure is required by any applicable law, ordinance, rule or regulation and SBA first gives notice of such proposed disclosure to TeleCorp. In the event that SBA rejects a Site pursuant to this provision, it shall provide TeleCorp with written notice of such rejection which sets forth with particularity the nature of the Defect and curative action which SBA believes must be undertaken to cure such Defect (in each instance, a "Curative Action"). Any Site for which TeleCorp does not receive a detailed, specific, written rejection from SBA on or before the date which is ninety (90) days after the Effective Date shall be deemed accepted, and SBA shall have no right thereafter to reject such Site.

     (c) TeleCorp's Right to Effect a Cure. TeleCorp shall have the right but
         ---------------------------------
not the obligation to cure or to require SBA to attempt to cure on or before the date which is one hundred eighty (180) days after the Effective Date any Defects which are alleged by SBA pursuant to paragraph 7(b) with respect to a rejected Site. TeleCorp and SBA shall use commercially reasonable efforts to cure all Defects it alleges on or before the Date which is one hundred eighty (180) days after the Effective Date. In the event that SBA is unable to complete the Curative Actions suggested by it but TeleCorp desires to undertake other curative actions, TeleCorp shall provide SBA with written notice of alternate curative action which TeleCorp proposes be undertaken (including a budget of any costs anticipated to be incurred in connection therewith) (in each instance, "Alternate Curative Action") to permit SBA to evaluate TeleCorp's proposed Alternative Curative Action. In the event that SBA reasonably believes that TeleCorp's Alternate Curative Action will not adequately cure the alleged Defects, may expose SBA, NewCo or the applicable Site or Assets to potential liability or damage or the budgeted costs are commercially unreasonable (unless TeleCorp agrees to pay the portion of such costs which are deemed to be unreasonable), such Site shall continue to be a rejected Site. SBA shall review all evidence of Alternative Curative Actions pursuant to this paragraph and either approve or reject TeleCorp's Alternative Curative Action with respect to such Defect within fifteen (15) business days following the submission of the evidence by TeleCorp. In the event SBA neither rejects nor accepts the Alternative Curative Action within such fifteen (15) business day period, the Defect shall be deemed to be cured. SBA shall be responsible for the first Two Million and No/100 Dollars ($2,000,000.00) of costs and expenses associated with Curative Actions undertaken by SBA or TeleCorp with respect to all Sites ("Curative Threshold"); provided, however, that SBA shall not be responsible for any costs incurred by TeleCorp which are not included within the budget submitted with any Alternative Curative Action. Sums paid by SBA to consultants and other third parties as part of their due diligence investigation of the Assets, including, but not limited to, attorneys, title examiners, Phase I environmental assessment companies, and surveyors shall not be included in said Curative Actions or applied to the Curative Threshold. Notwithstanding the fact that SBA maybe precluded from asserting a Defect as a result of the materiality requirements set forth in section 7(b), SBA shall be entitled to apply any sums paid by

SBA for Curative Actions for matters which would constitute Defects but for the materiality standards in Section 7(b) against the Curative Threshold. In the event that TeleCorp terminates this Agreement pursuant to section 7(g), TeleCorp shall reimburse SBA for the actual costs of fees and expenses paid to third parties for Curative Actions which have been completed as of the date that TeleCorp seeks to terminate or avoid this Agreement pursuant to the foregoing provisions, but in no event shall TeleCorp be obligated to reimburse SBA for the fees or expenses incurred by SBA in conducting any due diligence activities. In the event that TeleCorp seeks to avoid this Agreement by the assertion of the conditions precedent in sections 4(d)(viii) or 4(d)(xii), then, and only in these instances, TeleCorp shall reimburse SBA for the actual costs of Curative Actions which have been completed as of the date that TeleCorp seeks to terminate or avoid this Agreement pursuant to the foregoing provisions plus a lump sum fee Five Hundred Thousand and No/100 Dollars ($500,000.00) as compensation for the due diligence activities undertaken by SBA pursuant to this Agreement.

     (d) TeleCorp's Right to Cure by Substitution. TeleCorp shall have the right
         ----------------------------------------
to substitute an alternate Site (in each instance, a "Substitute Site") for any Site which is rejected by SBA pursuant to paragraph 7(b) above; provided,
                                                                --------
however that such Substitute Site shall be substantially similar in character to
-------
the Site which was rejected including the tower type, height, basic character of the location of the tower as either rural, urban or suburban, and annual net operating income. In the event that TeleCorp elects to cure a Site by proposing a Substitute Site, TeleCorp shall provide SBA with copies of the Due Diligence Items for such Substitute Site, and SBA shall have a right to review such materials and reject such Substitute Site in accordance with this paragraph 7 as if the Substitute Site were originally listed on Schedule I except that the time period for rejection shall be extended as necessary to ensure that SBA has a minimum of fifteen (15) business days to determine whether a substitute site is substantially similar and reject such Site and a minimum of thirty (30) days to review the Due Diligence Items and reject such Substitute Site.

     (e) Defects Not Alleged by SBA. SBA acknowledges that many of the Due
         --------------------------
Diligence Items have been provided to it by TeleCorp prior to the execution of this Agreement and that SBA has had and shall continue to have until the date which is ninety (90) days after the Effective Date the opportunity to review the Due Diligence items and that SBA has been or will be provided the opportunity to reject Sites which it alleges to be defective in accordance with this paragraph
7. SBA's failure to allege any Defect which actually was or could have been discovered by SBA using commercially reasonable diligence during its review of the Due Diligence Items on or before the expiration of the Due Diligence Period shall thereafter constitute an irrevocable waiver of the right to assert such Defect. TeleCorp shall not be liable to NewCo or SBA for any Defect in any Site or Asset which actually was or could have been discovered by SBA using commercially reasonable diligence during its review of the Due Diligence Items but was not alleged by SBA in accordance with this paragraph 7 and SBA hereby releases TeleCorp from any liabilities relating to or arising from any Defect which actually was or could have been discovered by SBA using commercially reasonable diligence during its review of the Due Diligence Items but was not alleged by SBA in accordance with this paragraph 7.

     (f) Termination With Respect to Rejected Sites. If a Site or Sites are
         ------------------------------------------
rejected by SBA under the terms of section 7(b) hereof, and TeleCorp does not cure (or cause a cure) under section 7(c) hereof or TeleCorp does not substitute a Site under Section 7(d) hereof, then SBA may, by written notice to TeleCorp, rescind this Agreement with respect to the Site, and all Assets related thereto, and such Site and Assets shall be removed and excluded from the list of Sites on Schedule "I" ("Excluded Site").The Purchase Price shall be reduced by an amount equal to Three Hundred Twenty-Seven Thousand Five Hundred and No/100 Dollars ($327,500.00) per Excluded Site.

          (g)  Rejection Limitation and SBA Rejection Threshold. In no event
               ------------------------------------------------
shall TeleCorp be obligated to consummate the transactions contemplated by this Agreement and TeleCorp may in its sole and absolute discretion terminate this Agreement in the event SBA rejects more than twelve (12) of the Sites which are included on Schedule I (the "Rejection Limitation"). In the event that the Credit Agreement is amended to permit more Sites to be transferred, the parties will amend this Agreement to increase the number of Sites to Two Hundred Seventy- Five (275) and, in such event, the Rejection Limitation shall be increased from twelve (12) to fifteen (15) sites. TeleCorp may assert its right to terminate this Agreement in the event that the Rejection Limitation is exceeded by tendering written notice to SBA of the desire of TeleCorp to terminate this Agreement for this purpose which notice must be received by SBA or said rights shall be irrevocably waived if said notice is not received by SBA on or before the expiration of the date which is thirty (30) calendar days after the Due Diligence Period. In the event that TeleCorp timely terminates this Agreement in accordance with this Section, this Agreement shall thereafter be of no further force or effect except for any provisions which specifically survive the termination hereof and neither party shall thereafter owe any further duties, liabilities or obligations to the other except with respect to provisions which specifically survive termination hereof. In no event shall SBA be obligated to consummate the transactions contemplated by this Agreement and SBA may in its sole and absolute discretion terminate this Agreement in the event that SBA rejects in accordance with section 7(b) of this Agreement more than thirty (30) of the Sites which are included on Schedule I (the "SBA Rejection Threshold") and this Agreement shall thereafter be of no further force or effect except for any provisions which specifically survive the termination hereof and neither party shall thereafter owe any further duties, liabilities or obligations to the other except with respect to provisions which specifically survive termination hereof. SBA may assert its right to terminate this Agreement in the event that the SBA Rejection Threshold is exceeded by tendering written notice to TeleCorp of the desire of SBA to terminate this Agreement for this purpose which notice must be received by TeleCorp or said rights shall be irrevocably waived if said notice is not received by TeleCorp on or before the expiration of the Due Diligence Period.


     8.   No Solicitation. Following the execution of this Agreement and until
          ---------------
the date that a Site becomes an Excluded Site or TeleCorp exercises its election to terminate this Agreement in accordance with Section 7(g), TeleCorp shall not, nor shall it permit, any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by any of them to
(i) solicit, initiate or encourage any other bid for the purchase of any Site,
(ii) enter into any agreement with respect to any other bid for the purchase of any Site, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiry or making of any proposal that constitutes, or may reasonably be expected to lead to, any other bid for the purchase of any Site. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of TeleCorp or any investment banker, attorney or other advisor or representative of TeleCorp whether or not such person is purporting to act on behalf of TeleCorp or otherwise, shall be deemed to be in breach of this Agreement.

     9.   Commercially Reasonable Efforts.
          -------------------------------

          (a)  By TeleCorp. TeleCorp will use commercially reasonable efforts to
               -----------
effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of TeleCorp's obligations under this Agreement, and will do all acts and things as may be required to carry out TeleCorp's obligations under this Agreement and to consummate and complete this Agreement.

          (b)  By SBA. SBA will use commercially reasonable efforts to
               ------
effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of SBA's obligations under this Agreement, and will do all acts and things as may be reasonably required to carry out SBA's obligations under this Agreement and to consummate and complete this Agreement.

     10.  Representations and Warranties of TeleCorp. TeleCorp represents and
          ------------------------------------------
warrants to SBA as follows:

          (a)  Company Existence. Each of the TeleCorp Parties is now, and on
               -----------------
the Closing Date will be, a limited liability company or a corporation, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware or the Commonwealth of Puerto Rico, have all requisite power and authority to own and operate their properties and assets and carry on their business and are good standing in each jurisdiction in which such qualification is required. On the Closing Date, NewCo will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, have all requisite power and authority to own and operate the Assets.

          (b)  Company Power and Authorization. Subject to the receipt of board
               -------------------------------
approval, TeleCorp has full power, capacity and authority to execute and deliver this Agreement and any other agreement to be executed and delivered by TeleCorp in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and any other agreement to be executed or delivered by TeleCorp in connection herewith and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company and member action. No other company proceedings by TeleCorp will be necessary to authorize this Agreement or any other agreement to be executed or delivered by TeleCorp in connection herewith or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of TeleCorp enforceable against TeleCorp in accordance with its terms. Upon execution and delivery by TeleCorp, any other agreement to be executed and delivered by TeleCorp in connection herewith will constitute a valid and binding agreement of TeleCorp enforceable against TeleCorp in accordance with its terms.

          (c)  Conflict with Other Agreements and Approvals. With respect to (i)
               --------------------------------------------
the organizational documents of TeleCorp or NewCo or any resolution or action adopted by TeleCorp or NewCo, (ii) any applicable law, statute, rule or regulation, (iii) assuming the receipt of the approvals referenced in Schedule II, any contract to which TeleCorp or NewCo is or will be a party or may be bound other than the Prime Leases or Collocation Agreements, or (iv) except as related to the Prime Leases and Collocation Agreements, any judgment, order, injunction, decree or ruling of any court or governmental authority to which TeleCorp or NewCo is or will be a party or subject or the Assets are subject, the execution and delivery by TeleCorp of this Agreement and any other agreement to be executed and delivered by TeleCorp in connection herewith and the consummation of the transactions contemplated hereby or thereby will not (a) result in any material violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, (b) require any authorization, approval, exemption or other action by, person or entity, including any court or administrative or governmental body, which has not been obtained, or any notice to or filing with any court or administrative or governmental body, which has not been given or done, (c) result in the imposition or creating of any encumbrance upon or with respect to any of the Assets. TeleCorp makes no representation or warranty to NewCo or SBA as to whether the Prime Leases and Collocation Agreements are assignable to NewCo without the consent of the Prime Lessor's or whether the acquisition of NewCo by SBA is prohibited by or constitutes an event of default under the Prime Leases.

          (d)  Litigation. Except as set forth on Schedule III, TeleCorp has no
               ----------
knowledge of any claim, litigation, proceeding, or investigation pending or threatened against TeleCorp that might result in any material adverse change in the condition of Assets or NewCo.

          (e)  Brokerage. TeleCorp has not employed any broker, finder or
               ---------
similar agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or similar compensation.

          (f)  Accuracy of Representations and Warranties. None of the
               ------------------------------------------
representations or warranties of TeleCorp contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. TeleCorp knows of no fact that has resulted, or that in the reasonable judgment of TeleCorp will result in a material change in NewCo or the Assets that has not been set forth in this Agreement.

          (g)  NewCo. As of the Closing Date, the correct and complete
               -----
authorized stock of NewCo will consist of ______ shares of common stock, $_________ par value per share, of which _______ shares will be issued and outstanding. As of the Closing Date, there will be no agreements of any type relating to issuance, delivery, sale, or transfer of any equity securities or other securities of NewCo other than this Agreement. On the Closing Date, TeleCorp will be the sole record and beneficial owner and holder of the Shares, free and clear of all encumbrances. None of the Shares will be subject to preemptive or similar rights, either pursuant to any organizational document, legal requirement or contract, and no person or entity has any preemptive rights or similar rights to purchase or receive any equity securities or other securities of NewCo. The books of account, minute books, stock record books and all other records of NewCo will be made available to SBA and will be true, correct and complete in all respects. Attached hereto as Schedule IV is a true, correct and complete schedule of all assets and liabilities of any nature that NewCo will have as of the Closing Date. NewCo has not filed and will not file prior to the Closing Date any tax returns. NewCo has never had any employees and has never established, sponsored, maintained, contributed or otherwise participated in or had any obligation to establish, sponsor, maintain, contribute to or otherwise participate in, any compensation, profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan or arrangement which is or was governed by or subject to the Employment Retirement Income Security Act of 1974, or any successor law, or any regulations or rules issued pursuant to that Act or any successor law.

          (h)  Liens. No right or interest in or property of any kind of NewCo,
               -----
whether real, personal, or mixed or whether tangible or intangible, including, without limitation, the Assets, is or will be subject to any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) charge or any other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any lease having substantially the same economic effect of any of the foregoing.

          (i)  Completeness of Copies. All agreements, contracts, documents,
               ----------------------
reports, leases, title insurance policies, title opinions, surveys, and other items relating to the Assets or NewCo and delivered to SBA pursuant to this Agreement (and any amendment or supplement hereto) are, and as of the Closing Date will be, true, correct and complete copies of what is in the possession or control of TeleCorp ; and

          (j)  Contracts. Attached hereto as Schedule I is a true , correct and
               ---------
complete listing of all Prime Leases, Collocation Agreements, Other Contracts and all modifications and amendments thereto.

     11.  Representations and Warranties of SBA. SBA represents and warrants as
          -------------------------------------
follows:

          (a)  Corporate Existence. SBA is now, and on the Closing Date will be,
               -------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder and has all requisite corporate power and authority to own its properties and assets and carry on its business and is good standing in each jurisdiction in which such qualification is required.

          (b)  Authorization. SBA has full corporate authority to execute and
               -------------
deliver this Agreement and any other agreement to be executed and delivered by SBA in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. No other corporate proceedings by SBA will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. SBA Telecommunications, Inc. represents and warrants that it is the corporate parent of SBA Towers, Inc. and SBA Towers, Inc. represents that it is the corporate parent of SBA Properties, Inc. and SBA Telecommunications, Inc. has the full corporate authority to execute and deliver this Agreement and to carry out the obligations imposed upon SBA Telecommunications, Inc. by Section 2 of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action of SBA Telecommunications, Inc. No other corporate proceedings by SBA Telecommunications, Inc. will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

          (c)  Conflict with Other Agreements, Consents and Approvals. With
               ------------------------------------------------------
respect to (i) the articles of incorporation or bylaws of SBA, (ii) any applicable law, statute, rule or regulation, (iii) any contract to which SBA is a party or may be bound, or (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which SBA is a party or subject, the execution and delivery by SBA of this Agreement and any other agreement to be executed and delivered by SBA in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, or (b) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done.

          (d)  Litigation. SBA has no knowledge of any claim, litigation,
               ----------
proceeding, or investigation pending or threatened against SBA that might result in or threatens or challenges the transactions contemplated hereby or SBA's ability to Close hereunder.

          (e)  Brokerage. SBA has not employed any broker, finder or similar
               ---------
agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or similar compensation.

          (f)  Accuracy of Representations and Warranties. None of the
               ------------------------------------------
representations or warranties of SBA contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading. SBA knows of no fact that has resulted, or that in the reasonable judgment of SBA will result in a material change in the business, operations, or assets of SBA that has not been set forth in this Agreement or otherwise disclosed to TeleCorp.

     12.  Termination. Anything herein or elsewhere to the contrary
          -----------
notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

          (a)  By mutual consent of TeleCorp and SBA, without liability;

          (b) By SBA, upon written notice to TeleCorp, given at any time before the Closing Date if the representations and warranties of TeleCorp contained herein were materially incorrect when made or would be materially incorrect on the Closing Date or, if TeleCorp has materially violated any covenants contained in this Agreement and required to be performed by TeleCorp on or prior to the Closing Date has not been performed and such breach, violation or non-performance is not cured by TeleCorp within fourteen (14) days of such notification of intent to terminate;

          (c) By TeleCorp, upon written notice to SBA, given at any time before the Closing Date if the representations and warranties of SBA contained in this Agreement were materially incorrect when made or would be materially incorrect on the Closing Date, or if any other material agreement contained herein and required to be performed by SBA on or prior to the Closing Date has not been performed and such breach, violation or non-performance is not cured within fourteen (14) days of such notification of intent to terminate;

          (d) By either TeleCorp or SBA in writing, without liability, if any governmental or third party consent, authorization or approval has been denied or refused which would have an adverse effect on the transactions contemplated hereby or if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on SBA or TeleCorp which prohibits either of them from consummating the transactions contemplated hereby, provided that SBA and TeleCorp shall have used their commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry, by any such court or governmental or regulatory agency; and

     13.  Risk of Loss. The risk of loss, damage, destruction, condemnation or
          ------------
other taking of the Assets including any of the equipment, inventory, or other personal property to be conveyed to SBA under this Agreement shall be borne by TeleCorp or its Vendors (as applicable) to the time of Closing and SBA shall bear such risk from the Closing forward. In the event of such loss, damage, or destruction prior to Closing, TeleCorp, to the extent reasonable, shall replace the lost property or repair or cause to be repaired the damaged property to its condition prior to the damage. TeleCorp shall maintain fire and extended coverage casualty insurance through and including the date of Closing covering all of the Tower Facilities in an amount not less than the full replacement value of all of the Tower Facilities. If such loss, damage or destruction cannot be repaired prior to Closing, TeleCorp shall receive all such insurance or condemnation proceeds for any loss occurring prior to Closing and such Site shall no longer be subject to this Agreement, and the Purchase Price shall be reduced by a pro-rata share of the Purchase Price in the manner set forth in
Section 7(f) hereof.

     14.  Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made in this Agreement shall survive the Closing of this Agreement for a period of one year, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing and further provided that any such indemnity obligation shall survive for the balance of any applicable statute of limitations for breach of contract with respect to any claim for damages which arises within such one year period after Closing and for which the non-breaching party has given notice to breaching party within such one-year period. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement.

     15.  Indemnification by TeleCorp.
          ---------------------------

          (a) The TeleCorp Parties hereby agree, jointly and severally, to defend, indemnify, and hold SBA and NewCo, their successors, and assigns harmless from and against:

               (i) Any and all damages, losses, claims, liabilities, deficiencies and obligations of every kind and description, contingent or otherwise (including without limitation reasonable auditors' and attorneys' fees), arising out of or related to (A) any breach or violation of any representation, warranty, covenant or obligation of TeleCorp in this Agreement, the schedules and exhibits hereto and any supplement hereto, or any other certificate, document or instrument delivered by TeleCorp pursuant to this Agreement, (B) the operation of TeleCorp's business and the products and services provided by TeleCorp prior to Closing as it and they relate to the Assets, except for (A) damages, losses, claims, liabilities, deficiencies and obligations of TeleCorp expressly assumed by NewCo or for which SBA has waived recourse against TeleCorp pursuant to this Agreement, (B) damages, losses, claims, liabilities, deficiencies and obligations paid by insurance maintained by TeleCorp, (C) damages, losses, claims, liabilities, deficiencies and obligations arising out of or related to the acts or omissions of SBA, or its officers, directors, employees, agents, contractors or invitees and, after the Closing Date, NewCo, or its officers, directors, employees, agents, contractors or invitees; or (D) Defects which were or could have been discovered by SBA using commercially reasonable diligence during the Due Diligence Period but were not alleged by SBA in accordance with paragraph 7 of this Agreement; and

               (ii) any liability or obligation of TeleCorp or NewCo arising before the Closing Date under the Prime Leases, Collocation Agreements and Other Contracts disclosed to SBA prior to closing and transferred to NewCo hereunder excepting Defects which could have been discovered by SBA using commercially reasonable diligence during its review of the Due Diligence Items but were not alleged by SBA in accordance with paragraph 7 of this Agreement and after the Closing, any contractual liability or obligation imposed upon TeleCorp under the MSA.


          (b) TeleCorp's indemnity obligations hereunder shall be subject to the following:

               (i) If any claim is asserted against SBA or NewCo that would give rise to a claim by SBA or NewCo against TeleCorp for indemnification under the provisions of this Section, then SBA shall promptly give written notice to TeleCorp concerning such claim and TeleCorp shall, at no expense to SBA or NewCo and with legal counsel reasonably acceptable to SBA, defend the claim. However, the failure of SBA or NewCo to provide such notice will not relieve TeleCorp of any liability that it may have to SBA or NewCo, except to the extent the defense of such action is prejudiced by SBA's or NewCo's failure to give such notice. If notice of claim is given to TeleCorp and TeleCorp does not, within ten (10) days after receipt of the notice, give notice to SBA and NewCo of its election to assume the defense of such claim, TeleCorp will be bound by any determination made with respect to such claim or any compromise or settlement effected by SBA or NewCo. If TeleCorp assumes the defense of a claim, it will be conclusively established for purposes of this Agreement that such claim is within the scope of and subject to indemnification. Notwithstanding the foregoing, if SBA or NewCo determines in good faith that there is a reasonable probability that a claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, SBA or NewCo may, by notice to TeleCorp, assume the exclusive right to defend, compromise, or settle such claim, but TeleCorp will not be bound by any determination of a claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

               (ii) TeleCorp shall not be required to indemnify SBA or NewCo nor shall TeleCorp have any liability to SBA or NewCo with respect to any claim (or any portion thereof) arising under or pursuant to this Agreement for an amount that exceeds ten percent (10%) of the Purchase Price actually paid by SBA for all of the Sites transferred to SBA as of the date on which the claim under the indemnity is asserted ("Global Cap"). In the event that any claim under the indemnity is paid by TeleCorp, the amount of such payment shall be credited against the Global Cap.

               (iii) SBA and NewCo shall not settle or compromise any claim as to which TeleCorp has assumed the defense thereof, without TeleCorp's prior written consent, such consent not to be unreasonably withheld or delayed. In the event that SBA or NewCo settles or compromises any claim as to which TeleCorp has assumed the defense thereof without TeleCorp's prior written consent, SBA and NewCo shall be deemed to have waived any indemnity claim against TeleCorp which is related to such claim. No compromise or settlement of a claim as to which TeleCorp has assumed the defense thereof may be effected by TeleCorp without SBA's and NewCo's consent unless there is no finding or admission of any violation of legal requirements or any violation of the rights of any person or entity and no effect on any other claims that may be made against SBA or NewCo or TeleCorp obtains a release of such claims, and the sole relief provided is monetary damages that are paid in full by TeleCorp. Neither SBA nor NewCo will have any liability with respect to any compromise or settlement of claims requiring their consent effected without their prior written consent, such consent not to be unreasonably withheld or delayed.

               (iv) TeleCorp shall be subrogated to all of SBA's and NewCo's right title and interest in and to any claim against a third party for any matter for which TeleCorp has indemnified SBA hereunder.

               (v) TeleCorp shall have no liability or obligation, and SBA shall have no rights, with respect to indemnification under this Section 15 and no right for breach of any representation, warranty or covenant hereunder with respect to the first Two Million and No/100 Dollars ($2,000,000) of damages, losses, claims, liabilities, deficiencies or obligations for which SBA would otherwise be entitled to indemnification under Section 15 less any portion of the Curative Threshold which has actually been incurred by SBA under Section 7(c) of this Agreement.

     (c)  Limitations on Indemnifiable Damages. Except as otherwise provided in
          ------------------------------------
this Section 15, SBA shall not be entitled to recover indemnifiable damages with respect to any matter which was known by or disclosed to SBA prior to the Closing Date. If TeleCorp proves by a preponderance of the evidence that, as of the Closing, SBA had actual knowledge of the matter which forms a basis for SBA's claim for indemnifiable damages and, in the case of an alleged Defect, SBA had not alleged a Defect in accordance with Section 7 in connection with such matter, then SBA shall be deemed to have waived its claim for indemnifiable damages with respect to such matter.

          (d)  Survival of Indemnification. TeleCorp's obligation to pay
               ---------------------------
indemnifiable damages to SBA or NewCo for any claims within the scope of Section 15 shall survive the Closing Date for any claims for indemnification made by SBA or NewCo within one (1) year after the Closing Date. No claim for recovery of indemnifiable damages for any claims within the scope of Section 15(a) may be asserted by SBA or NewCo after the date that is one (1) year after the Closing Date except that said limitation period shall not apply to obligations of TeleCorp under the MSA a breach of which shall be governed by the applicable statute of limitations.

     16.  Indemnification by SBA.
          ----------------------

          (a) SBA and NewCo jointly and severally agree to defend, indemnify, and hold harmless TeleCorp from and against:

               (i) any and all damages, losses, claims, liabilities, deficiencies or obligations of every kind and description, contingent or otherwise (including without limitation auditors' and attorneys' fees) arising out of or related to the operation of the Assets following Closing (unless the same relates to a Defect) and arising out of SBA's or NewCo's failure to perform obligations of TeleCorp assumed by SBA or NewCo pursuant to this Agreement;

               (ii) after the Closing, any contractual liability or obligation of TeleCorp which is included on the Other Contracts listed on Schedule V and TeleCorp's obligations under all agreements assumed by NewCo including the Prime Leases, Collocation Agreements and the MSA.

               (iii) any and all damages, losses, claims, liabilities, deficiencies or obligations resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of SBA under this Agreement; and

               (iv) any and all actions, suits, claims, proceedings, investigation, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and attorneys fees) incident to any of the foregoing.

     (b) SBA's indemnity obligations hereunder shall be subject to the following:

               (i) If any claim is asserted against TeleCorp that would give rise to a claim by TeleCorp against SBA for indemnification under the provisions of this Section, then TeleCorp shall promptly give written notice to SBA concerning such claim and SBA shall, at no expense to TeleCorp and with legal counsel reasonably acceptable to TeleCorp, defend the claim. However, the failure of TeleCorp to provide such notice will not relieve SBA of any liability that it may have to TeleCorp, except to the extent the defense of such action is prejudiced by TeleCorp's failure to give such notice. If notice of claim is given to SBA and SBA does not, within ten (10) days after receipt of the notice, give notice to TeleCorp of its election to assume the defense of such claim, SBA will be bound by any determination made with respect to such claim or any compromise or settlement effected by TeleCorp. If SBA assumes the defense of a claim, it will be conclusively established for purposes of this Agreement that such claim is within the scope of and subject to indemnification. Notwithstanding the foregoing, if TeleCorp determines in good faith that there is a reasonable probability that a claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, TeleCorp may, by notice to SBA, assume the exclusive right to defend, compromise, or settle such claim, but SBA will not be bound by any determination of a claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

               (ii) TeleCorp shall not settle or compromise any claim as to which SBA has assumed the defense thereof, without SBA's prior written consent, such consent not to be unreasonably withheld or delayed. In the event that TeleCorp settles or compromises any claim as to which SBA has assumed the defense thereof without SBA's prior written consent, TeleCorp shall be deemed to have waived any indemnity claim against SBA which is related to such claim. No compromise or settlement of a claim as to which SBA has assumed the defense thereof may be effected by SBA without TeleCorp's consent unless there is no finding or admission of any violation of legal requirements or any violation of the rights of any person or entity and no effect on any other claims that may be made against TeleCorp, and the sole relief provided is monetary damages that are paid in full by SBA. TeleCorp will have no liability with respect to any compromise or settlement of claims requiring its consent effected without its prior written consent, such consent not to be unreasonably withheld or delayed.

               (iv) SBA shall be subrogated to all of TeleCorp's right title and interest in and to any claim against a third party for any matter for which SBA has indemnified TeleCorp hereunder.

          (c)  Limitations on Indemnifiable Damages. Except as provided in this
               ------------------------------------
Section 16, TeleCorp shall not be entitled to recover indemnifiable damages with respect to any matter (including any breach of this Agreement by SBA) which was known by or disclosed to TeleCorp at or prior to the Closing Date. If SBA proves by a preponderance of the evidence that, as of the Closing, TeleCorp had actual knowledge of the matter which forms a basis for TeleCorp's claim for indemnifiable damages, then TeleCorp shall be deemed to have waived its claim for indemnifiable damages with respect to such matter.

          (d)  Survival of Indemnification. SBA's obligation to pay
               ---------------------------
indemnifiable damages to TeleCorp shall survive the Closing Date for any claims for indemnification made by TeleCorp within one (1) year after the Closing Date. No claim for recovery of indemnifiable damages may be asserted by TeleCorp after the date that is one (1) year after the Closing Date except that said limitation period shall not apply to obligations of TeleCorp assumed by SBA or NewCo pursuant to this Agreement including but not limited to the Prime Leases, Collocation Agreements, the MSA and Other Contracts a breach of which shall be governed by the applicable statute of limitations.

     17.  Confidential Information. If for any reason the sale of Assets is not
          ------------------------
closed, SBA will not disclose to third parties any confidential information received from TeleCorp in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement and will return all such information on request.

     18.  Miscellaneous Provisions.
          ------------------------

          (a)  Notices. Any notice under this Agreement shall be in writing and
               -------
shall be effective when actually delivered in person or received by the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

                  SBA:                      SBA Towers, Inc.
                                            One Town Center Road, 3rd Floor
                                            Boca Raton, FL 33486
                                            Attn: General Counsel

                  With a copy to:           Gunster, Yoakley & Stewart, P.A.
                                            777 South Flagler Drive
                                            Suite 500-East Tower
                                            West Palm Beach, FL 33401
                                            Attn: Thomas P. Hunt, Esq.

                  TeleCorp:                 TeleCorp Realty, LLC
                                            1010 N. Glebe Road, Suite 800
                                            Arlington, Virginia 22201
                                            Attention:  Vice President-Legal

                  With a copy to:           Lewellen & Frazier PLC
                                            415 North McKinley, Suite 1240
                                            Little Rock, AR 72205
                                            Attention: Todd A. Lewellen

or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

          (b)  Time. Time is of the essence of this Agreement.
               ----

          (c)  Survival. Any of the terms and covenants contained in this
               --------
Agreement which require the performance of either party after the Closing shall survive the Closing.

          (d)  Waiver. Failure of either party at any time to require
               ------
performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

          (e)  Assignment. Except as otherwise provided within this Agreement,
               ----------
neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

          (f)  Law Governing. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Virginia.

          (g)  Attorney Fees. In the event an arbitration, suit or action is
               -------------
brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court, and/or appellate court.

          (h)  Presumption. This Agreement or any section thereof shall not be
               -----------
construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

          (i)  Titles and Captions. All article, section and paragraph titles or
               -------------------
captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

          (j)  Pronouns and Plurals. All pronouns and any variations thereof
               --------------------
shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

          (k)  Entire Agreement. This Agreement contains the entire
               ----------------
understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

          (l)  Prior Agreements. This document is the entire, final and complete
               ----------------
agreement of the parties pertaining to the option to purchase of the Property, and supersedes and replaces all prior or existing written and oral agreements (including any earnest money agreement) between the parties or their representatives relating to the Property.

          (m)  Agreement Binding. This Agreement shall be binding upon the
               -----------------
heirs, executors, administrators, successors and permitted assigns of the parties hereto.

          (n)  Further Action. The parties hereto shall execute and deliver all
               --------------
documents, provide all information and take or forbear from all such action as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

          (o)  Good Faith, Cooperation and Due Diligence. The parties hereto
               -----------------------------------------
covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

          (p)  Counterparts. This Agreement may be executed in several
               ------------
counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

          (q)  Parties in Interest. Nothing herein shall be construed to be to
               -------------------
the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

          (r)  Savings Clause. If any provision of this Agreement, or the
               --------------
application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          (s)  Amendments. No purported amendment to or waiver of any term of
               ----------
this Agreement will be binding upon any part, or have any other force or effect in any respect, unless the same is in writing and signed by the party to be charged.

          (t)  Third Parties. Nothing in this Agreement, whether express or
               -------------
implied, is intended to confer any rights or remedies to any persons other than TeleCorp, SBA and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, SBA and TeleCorp have executed this Asset Purchase Agreement as of the date and year first above written.

                                SBA TOWERS, INC.

                                By:      /s/ Jeffrey A. Stoops
                                         ----------------------
                                Name:    Jeffrey A. Stoops
                                Title:   President

                                                  (CORPORATE SEAL)

                                TELECORP REALTY, LLC
                                By:  TeleCorp Communications, Inc.
                                Its:  Managing Member

                                By:      /s/ Thomas H. Sullivan
                                         -------------------------
                                Name:    Thomas H. Sullivan
                                Title:   President
                                                  (CORPORATE SEAL)


                                TELECORP PUERTO RICO REALTY, INC.

                                By:      /s/ Thomas H. Sullivan
                                         ------------------------
                                Name:    Thomas H. Sullivan
                                         --------------------------
                                Title:   President
                                         --------------------------

                                                  (CORPORATE SEAL)

                                TELECORP COMMUNICATIONS, INC.

                                By:      /s/ Thomas H. Sullivan
                                         ------------------------
                                Name:    Thomas H. Sullivan
                                Title:   President

                                                  (CORPORATE SEAL)


THE UNDERSIGNED EXECUTES THIS AGREEMENT FOR PURPOSES OF BEING BOUND BY SECTIONS 2 AND 11(b) ONLY

SBA  TELECOMMUNICATIONS, INC.


By:      /s/ Jeffrey A. Stoops
         ------------------------------
Name:    Jeffrey A. Stoops
         -----------------------------
Title:   President
         ---------------------------